[  ], 2015

VIA ELECTRONIC MAIL

[Director]

Re: Independent Board of Directors Agreement

Dear Mr. [Director]:

The board of directors (“Board”) of Landwin Realty Trust, Inc. (“Landwin”) is delighted to invite you to continue to serve as a member of the Board as an independent director. This Agreement constitute the material terms of the compensation that you will receive for your service as a member of the Board of Landwin.

1. Term.

1.1. You agree to service as a Class [  ] member of the Board. Your term as a member of the Board under the terms of this Agreement shall commence on the date of this Agreement (the “Effective Date”) and continue until the expiration of the term of your class of the Board or until your successor is duly elected and qualified, subject in all regards to the provisions of the bylaws of Landwin and your right to resign as a director. From and after the Effective Date your compensation and other terms for service as a member of the Board for the partial year expiring March 31, 2016 shall be as provided under this Agreement.

1.2. You may resign your position at any time upon notice to the Chairman of the Board. You will endeavor to provide at least five (5) business day’s prior written notice of any resignation.

1.3. You have agreed to promptly resign, pursuant the Director Resignation Letter, in the form attached hereto as Exhibit I, that you signed concurrently with this Agreement upon the determination by a majority of the other members of Board then in office that you have performed an act or an event has occurred which, in either case, is considered “cause” as defined in the Bylaws of Landwin. Any resignation under such Director Resignation Letter shall be effective immediately upon such determination, without notice.

1.4. You acknowledge that in accordance with the charter documents of Landwin, a director may be removed for cause upon the affirmative vote of two-thirds of stockholders entitled to vote.

[Director]

1.5. You will also serve as a member certain committees of the Board as from time to time agreed with you.

2. Compensation.

2.1. Your compensation for the period from the Effective Date to March 31, 2016 shall be 15,000 shares of stock per annum. All such compensation payable under this Agreement is or will be provided by Landwin issuing you shares of its common stock, par value $0.01 per share (the “Shares”), which such Shares are subject to a risk of forfeiture. All of your Shares shall vest in equal monthly installments so that all Shares are fully vested on March 31, 2016. Upon your resignation, removal or any other event that causes your separation with Landwin, you shall retain the ownership of your Shares that have vested and you shall have forfeited all other such Shares in exchange for the aggregate par value thereof. The certificate or certificates representing the Shares shall bear a legend evidencing this risk of forfeiture and you agree that each certificate that represents such shares of common stock that have not vested may be held by Landwin and that this Agreement shall constitute an irrevocable stock power for the transfer and assignment to Landwin of all such Shares on the date of your resignation, removal or other separation from Landwin. You will not transfer or assign any Shares that have not vested or any interest therein.

2.2. The Shares have not been registered with the Securities and Exchange Commission, pursuant to the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended. These Shares shall bear a legend indicating that they have not been so registered. You will not be given registration rights with respect to these shares.

2.3. You agree that you are an independent contractor and responsible for the payment of all income and other applicable taxes arising from or related to the compensation paid or payable by Landwin under the terms of this Agreement.

2.4. You acknowledge that you have a right to timely and duly file an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, for the issuance to you of Shares under the terms of this Agreement. Landwin hereby informs you that the value of the Shares as of the date of issuance is $30,000.

2.5. Landwin agrees to reimburse you for reasonable travel expenses and out of pocket expenses in accordance with Landwin expense reimbursement policies.

2.6. You and Landwin agree that the terms and conditions of this Agreement shall not have any effect on, amend or supplement or otherwise modify in any manner the terms and conditions any agreement between or among you and Landwin or any rights that you have (or may have) with respect to any of the shares of common stock of Landwin or any other securities of Landwin that you hold as of the date of this Agreement or any other shares of common stock of Landwin or any other securities of Landwin that may be issued to you under the terms and conditions of any other agreement or arrangement or that you may in any other manner acquire.

[Director]

We are delighted that you have agreed to continue as a member of the Board.

Sincerely,

John Hartman, Chief Executive Officer

Accepted and Agreed

on the date first written above

[Director]

Exhibit I

Form of the

Director Resignation Letter

DIRECTOR AGREEMENT

The undersigned Director of Landwin Realty Trust, Inc. (the “Corporation”), in accordance with Section 2-406(c) of the Maryland General Corporation Law, hereby irrevocably resigns from my office as Director, effective immediately upon the resolution duly adopted by a majority of the members of the Board of Directors (other than myself) then in office that I have performed an act or an event has occurred which, in either case, is considered “cause” as defined in the Bylaws of the Corporation. This resignation is irrevocable and shall be effective immediately upon the effective date of any such resolution by the Board. Further, I hereby waive any notice of any meeting of the Board of Directors to consider any such resolution.

Date: _______________
[Director’s Name]